Exhibit 6.10

Third Amendment to Loan Agreement

Borrower:	BRIX REIT, INC., a Maryland corporation

Address:	3090 Bristol Street, Suite 550
Costa Mesa, CA 92626

Date:	December 19, 2019

THIS THIRD AMENDMENT TO LOAN AGREEMENT (“Amendment”) is entered into between Pacific Mercantile Bank (“Lender”), whose address is 949 South Coast Drive, 3rd Floor, Costa Mesa, CA 92626, and the borrower named above (“Borrower”) whose chief executive office is located at the above address.

The Parties agree to amend the Loan Agreement between them, dated April 30, 2019 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1.                  Amendment Regarding Authorized Persons. Borrower has advised Lender that William R. Broms is Borrower’s new Chief Executive Officer, replacing Aaron S. Halfacre. The portion of Section 1 of the Schedule to the Loan Agreement, which presently reads as follows:

“Any of the following Authorized Persons may, from time to time, request Loans from Lender (in writing if required by Lender): Aaron S. Halfacre, Raymond J. Pacini, Sandra G. Sciutto and Jean Ho.”

is hereby amended to read as follows:

“Any of the following Authorized Persons may, from time to time, request Loans from Lender (in writing if required by Lender): William R. Broms and Jason M. Miller.”

Pacific Mercantile Bank	Amendment to Loan Agreement

2.                  Amendment Regarding Guaranty Trigger Events. The portion of Section 8(d) of the Schedule to the Loan Agreement, which presently reads as follows:

“Said Guaranties shall provide that the guaranties therein become effective upon the occurrence of any Event of Default (a “Trigger Event”).”

is hereby amended to read as follows:

“Said Guaranties (the “Triggered Guaranties”) shall provide that the guaranties therein become effective upon the occurrence of any of the following events (each, a “Trigger Event”): (i) any Event of Default or (ii) any Resolution Failure Trigger Event.”

3.                  Suspended Share Sales; Resolution Failure Trigger Event. The following is hereby added to Section 8 of the Schedule to Loan Agreement:

“(f)            Suspended Share Sales; Resolution Failure Trigger Event. Reference is made to the investigation conducted by the Securities and Exchange Commission (“SEC”) related to the advertising and sale of securities by BrixInvest LLC, including the sale of Borrower’s shares and the registered offering of RW Holdings NNN REIT, Inc. (“NNN Holdings”), as further described in Note 10 of Notes to Consolidated Financial Statements of NNN Holdings’ September 30, 2018 Form 10-Q (the “SEC Investigation”). The SEC Investigation has been settled and terminated with respect to BrixInvest, LLC pursuant to the terms described in NNN Holdings’ Form 8-K filed with the Securities and Exchange Commission on September 26, 2019 (the “SEC Settlement”). In connection with the SEC Settlement, Borrower is required to use a registered broker dealer in offering its Shares and Borrower has temporarily suspended share sales while it awaits FINRA and SEC approval of its new plan of distribution (the “Suspended Share Sales”). Borrower shall promptly notify Lender, in writing, of all material new developments related to the Suspended Share Sales, and shall provide Lender with written updates of the status of the Suspended Share Sales (including such information and copies of filings, correspondence, pleadings and other documents as Lender shall request in Lender’s Good Faith Business Judgment) from time to time as Lender shall request in Lender’s Good Faith Business Judgment. If the Suspended Share Sales are not re-opened for sale, through a FINRA-licensed broker dealer and in accordance with SEC requirements, on or before December 31, 2019, such failure to be re-opened for sale shall not constitute an Event of Default under this Loan Agreement but shall constitute a “Resolution Failure Trigger Event” (as used above with respect to the Triggered Guaranties). If the Suspended Share Sales are not re-opened for sale, through a FINRA-licensed broker dealer and in accordance with SEC requirements, on or before January 31, 2020, such failure to be re-opened for sale shall constitute an Event of Default under this Loan Agreement.”

Pacific Mercantile Bank	Amendment to Loan Agreement

4.                  Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

5.                  General Release. In consideration for Lender entering into this Amendment, Borrower and each of the Guarantors (together with Borrower, individually and collectively, the “Obligor”) hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and, without limiting the foregoing, Obligor irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Obligor represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty. (This Section may be referred to as the “Release Section”.)

6.                  No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Bank.

7.                  General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. The terms and provisions of Sections 9.20 (titled “Governing Law; Jurisdiction; Venue”), and 9.21 (titled “Dispute Resolution”) of the Loan Agreement shall apply to this Amendment, and the same are incorporated herein by this reference. This Amendment may be executed and delivered by exchanging original signed counterparts, or signed counterparts by facsimile, pdf or other electronic means, or a combination of the foregoing, and this Amendment shall be fully effective if so executed and delivered.

Pacific Mercantile Bank	Amendment to Loan Agreement

8.                  Mutual Waiver of Jury Trial. LENDER AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AGREEMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

[Signatures on Next Page]

Pacific Mercantile Bank	Amendment to Loan Agreement

Borrower: BRIX REIT, INC. By:/s/WILLIAM R.BROMS Name: William R. Broms Title: Chief Executive Officer	Lender: Pacific Mercantile Bank By /s/ ROSS MACDONALD Name: Ross Macdonald Title: Senior Vice President

[Signature Page—Amendment to Loan Agreement]

Pacific Mercantile Bank	Amendment to Loan Agreement

CONSENT

Each of the undersigned hereby expressly agrees to the Release Section of the foregoing Amendment and acknowledges that the undersigned’s consent to the foregoing Amendment is not required, but the undersigned nevertheless does hereby consent to the foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Wirta Family Trust DATED JULY 5, 1985, AS AMENDED AUGUST 15, 2006 AND APRIL 22, 2016

/s/ Raymond E. Wirta	By:	/s/ Raymond E. Wirta
Raymond E. Wirta		Raymond E. Wirta, Trustee of Wirta Family Trust DATED JULY 5, 1985, AS AMENDED AUGUST 15, 2006 AND APRIL 22, 2016

	By:	/s/ Sandra Wirta
Sandra Wirta, Trustee of Wirta Family Trust DATED JULY 5, 1985, AS AMENDED AUGUST 15, 2006 AND APRIL 22, 2016

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